EXHIBIT 99.1

XTX Energy Signs Asset Purchase Agreement With Rothschild Trust Holdings, LLC

Company to Change Direction, Create an Internet Intellectual Property Community, and Appoint New Directors and Management Team

DENVER, Mar 20, 2007 –  XTX Energy Incorporated (OTCBB:XTEG) today announced that it signed an Asset Purchase Agreement to acquire certain assets of Rothschild Trust Holdings LLC.,  including a pending patent owned by Rothschild Trust Holdings, and certain Internet domain names owned by various principals. The closing took place on March 16, 2007.

Concurrent with the closing of the Purchase Agreement, Jerrold Burden, the company’s CEO, President and director, resigned as officer, and Albert Folsom, the company’s CFO, Secretary and director, resigned as officer and director.   Leigh M. Rothschild was appointed as a director and Chairman of the Board and Adam Bauman was appointed as CEO, subject to the closing of the transaction and certain filings with the Securities and Exchange Commission.

XTX Energy’s former CEO and President, Jerrold Burden, commented, “The decision to acquire the intellectual property from Mssrs. Rothschild, Bauman and Lenarsky came after many detailed discussions about the pending patent developed by Mr. Rothschild and filed with the U.S. Patent and Trademark Office. The team that has joined forces with XTX Energy is comprised of some of the most professional and experienced individuals in this industry today, and will afford the company and its shareholders a rare opportunity to enter an area of business that is in very high demand. The new management and direction of XTX will serve the shareholders and the future of the company very well.”

Leigh M. Rothschild, incoming Chairman of the Board, said, “This acquisition marks a significant milestone for the company, and I am looking forward to utilizing the pending patent to its fullest extent to address the needs of the rapidly growing Web 2.0 community.”

“Clearly, the Internet is increasingly becoming the destination of choice for users who want to experience vast selections of digital video, audio or other media, so this new direction for the company couldn’t be more timely,” Leigh M. Rothschild added, “I am very excited about this outstanding opportunity for the company and its shareholders.”

Incoming CEO Adam Bauman, also commented: “This represents a major opportunity to create a world class next-generation Internet intellectual property destination. We plan to roll out many exciting features and services to offer unique ways for users to benefit from creatively participating in our interactive community, such as uploading their personal videos, audio recordings, multicasts or any other uploadable intellectual property and setting their own sale price.”

Additionally, in consideration of the acquisition of the assets, the company will issue 142,000,000 shares of its restricted common stock. As a result of the transactions contemplated by the Asset Purchase Agreement, the stockholders of the company before the acquisition will own approximately 20% of the issued and outstanding shares of common stock and Rothschild Trust Holdings, LLC, and Mssrs. Rothschild, Bauman and various principals will own approximately 80% of issued and outstanding common stock.

About Rothschild Trust Holdings, LLC

Rothschild Trust Holdings, LLC, is a holding company that administers and licenses the intellectual property of the Rothschild associated Trust. To date, the holdings include three issued U.S. patents and more than 30 patents pending worldwide. The company has succesfully licensed the patent portfolio to several major companies around the world, including Pricegrabber.com,  Sonic Solutions / InterActual, NeoMedia, and Connected Media, among others. Most major DVD releases now incorporate the PCFriendly InterActual technology which is under license to Connected Media.

Statements in this release, including statements relating to the integration of acquisitions and any earnings or revenue projections, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, regarding  XTX Energy's future plans, revenues, cash flows, earnings, objectives, expectations, performance, business strategy and similar projections, as well as any facts or assumptions underlying these statements or projections. Actual results may differ materially from the results expressed or implied in these forward-looking statements, due to various risks, uncertainties or other factors both general and specific to the matters discussed in this press release. These and other important factors, including the company's ability to generate new revenue, acquire new strategic partners, raise additional capital and other factors mentioned in various Securities and Exchange Commission filings made periodically by the company, may cause the company's actual results and performance to differ materially from the future results and performance expressed in or implied by such forward-looking statements. The forward-looking statements contained in this press release speak only as of the date hereof and the company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the company's expectations, new information, future events or otherwise.

Contact:

Mr. Adam Bauman

Chief Executive Officer

XTX Energy Inc.

(561) 750-6999